AMENDMENT TO
                       TRANSFER AGENCY SERVICES AGREEMENT

                  THIS AMENDMENT, dated as of December 3, 2008, is made to the Transfer Agency Services Agreement dated November 1, 1999, as amended from time to time, between WT Mutual Fund (the "Fund") and PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC Inc.") ("PNC") (the "Agreement").

                  WHEREAS, the parties hereto desire to amend certain terms and conditions set forth in the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements set forth herein, the parties agree to amend the Agreement as follows:

1. The Agreement is hereby amended by replacing references to "PFPC Inc." with "PNC Global Investment Servicing (U.S.) Inc." and replacing references to "PFPC" with "PNC".

2. The first sentence of Section 15 of the Agreement shall be deleted and the following sentence shall be inserted in its place:

                  "This Agreement shall be effective on the date first written above and shall continue until September 30, 2009 (the "Initial Term")."

3. This Amendment contains the entire understanding of the parties with respect to the matters contained herein and unless otherwise specifically modified hereby, the terms of the Agreement shall remain in full force and effect and shall apply hereto. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the prior agreements and related agreements, this Amendment shall control.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

PNC GLOBAL INVESTMENT                           WT MUTUAL FUND
SERVICING (U.S.), INC.

By: /s/ Michael DiNofrio                        By:      /s/ John J. Kelley
    ---------------------                       ---------------------------

Name:     Michael DiNofrio                      Name:    John J. Kelley
     ---------------------                      ------------------------

Title: Executive Vice President                 Title:   President
       Senior Managing Director